UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Constant Contact, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing Party:
	(4)	Date Filed:

Beginning on November 6, 2015, certain employees of Constant Contact, Inc. may use some or all of the following talking points.

Talking Points

•	Acquisition Overview/General

On November 2, we announced that Endurance International Group is acquiring Constant Contact. This is exciting news for us, our customers, and our partners. Together, we will be the new leader in the SMB space, serving more than five million customers (around the world). We are excited for the merger, but due to legal requirements, we can’t share a lot of detail about it until we close the transaction, which is expected in early (Q1) 2016. Until then, it’s business as usual for us. For now, nothing changes for our customers or partners. The Constant Contact and SinglePlatform products they know and love, and our award-winning customer and partner care teams, will be here to support them into the future.

•	Questions related to “tell me more about Endurance” can be answered with one or more of the following:

•	Endurance is a great company, with similar values and, most importantly, an incredible passion for small businesses.

•	Endurance (www.endurance.com) is a leader in web presence solutions, offering web hosting, domains, ecommerce, emarketing, and mobile business tools.

•	Endurance is a well-established company. It has been in business for 18 years and is headquartered in Massachusetts.

•	Endurance has some of the most successful small business brands in the market, including Bluehost, HostGator, iPage, and Domain.com.

•	Constant Contact’s marketing capabilities—including email marketing, event management, social media, contact management, and list building tools—are a great complement to Endurance’s current portfolio.

•	Combined, we will serve more than five million small business and nonprofit customers.

•	In fact, we’ve had a formal partnership with them for the last year and already have thousands of joint customers. We are confident our businesses are a great fit.

•	Questions related to “tell me more about the combination of these two businesses” can be answered with one of more of the following:

•	We are confident our businesses are a great fit.

•	Together, we have all the tools small businesses need to get online, market online, and drive success at every stage of their business.

•	Small businesses will have one trusted partner to help them with all their marketing – from creating a web presence to engaging with current and potential customers.

•	With the power of serving five million small businesses behind us, small businesses can feel confident in their choice.

•	The plan is to continue to develop and support our products and take care of our customers.

•	Constant Contact will become a new product offering (and one of the largest business units) in Endurance’s portfolio.

•	Constant Contact is a strong brand in the small business market and we don’t anticipate it will go away.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Constant Contact and Endurance. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger between Constant Contact and Endurance. Constant Contact expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Constant Contact and will contain important information about the proposed transaction and related matters. INVESTORS OF CONSTANT CONTACT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONSTANT CONTACT, ENDURANCE AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Constant Contact with the SEC at the SEC’s website at www.sec.gov, at Constant Contact’s website at www.constantcontact.com or by sending a written request to Constant Contact at 1601 Trapelo Road, Waltham, Massachusetts 02451, Attention: Investor Relations Department.

Participants in the Solicitation

Constant Contact, Endurance, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from Constant Contact’s stockholders in connection with the proposed merger. Information regarding Constant Contact’s and Endurance’s directors and executive officers is set forth in their respective definitive proxy statements for their respective 2015 Annual Meetings of Stockholders and their respective most recent annual reports on Form 10-K. Information regarding other persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Constant Contact’s stockholders in connection with the proposed merger will be set forth in Constant Contact’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and Constant Contact’s and Endurance’s respective directors and executive officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Constant Contact undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: uncertainties as to the timing of the contemplated transaction; uncertainties as to the approval of Constant Contact stockholders required in connection with the contemplated transaction; the possibility that a competing proposal will be made; the possibility that Endurance may not receive the anticipated financing or financing on the terms expected; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; the possibility that the business of Constant Contact may suffer as a result of uncertainty surrounding the transaction or that Constant Contact may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; the risk that stockholder litigation or other legal proceedings in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; the possibility of the transaction involving unexpected costs, liabilities or delays; and other risks and uncertainties discussed in Constant Contact’s filings with the SEC, including the “Risk Factors” section of Constant Contact’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2015 and most recent Annual Report on Form 10-K for the year ended December 31, 2014. If the transaction is consummated, Constant Contact’s stockholders will cease to have any equity interest in Constant Contact and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of Constant Contact are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.